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                                    PROXY

                                PANAVISION INC.
                              6219 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367

       PROXY FOR THE COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                         10:00 A.M. NEW YORK CITY TIME

The undersigned appoints William C. Scott and John S. Farrand and each of them, with full power of substitution, as proxies, to vote all shares of Common Stock of Panavision Inc. ('Panavision') that the undersigned is entitled in any capacity to vote at the Meeting of Stockholders of Panavision to be held on _______, June __, 1998, at 10:00 A.M., local time, at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room C, New York, New York, and at any and all adjournments or postponements thereof, on the matters set forth on the reverse side hereof and on such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be votes as directed on the reverse side of this proxy card. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the proposals set forth on the reverse side hereof. All ABSTAIN votes will be counted in determining the existence of a quorum at the Meeting, but will have the same effect as a vote against proposals 1 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS OF PANAVISION
INC.

Receipt of the Notice of Meeting and the Proxy Statement, dated May __, 1998 (the 'Proxy Statement'), is hereby acknowledged.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               SEE REVERSE SIDE

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                             FOLD AND DETACH HERE

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    The Board of Directors recommends a vote FOR the following proposals.

Please mark your votes as indicated in this example    /X/

1. To approve of the Recapitalization Agreement, as described in the accompanying Proxy Statement.

               For              Against           Abstain

               / /                / /               / /


2. To elect Ronald O. Perelman, William C. Scott, John S. Farrand, Howard Gittis, James M. Maher, Joseph P. Page, Martin D. Payson and Kenneth Ziffren as directors of Panavision until the next annual meeting and until their successors are duly elected and qualified.

WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

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               For all                       WITHHOLD
               Nominees                      AUTHORITY
                                          to vote for all
                                              nominees

                 / /                             / /

3. To ratify the appointment of Ernst & Young LLP as independent certified public accountants of Panavision for the fiscal year ending December 31, 1998.

               For              Against           Abstain

               / /                / /               / /


4. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

               For              Against           Abstain

               / /                / /               / /


SIGNATURE________________________________________________________________

DATE_____________________________________________________________________

NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                             FOLD AND DETACH HERE